Exhibit 99.5

VIACOM INC.

INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER OF

Unregistered Floating Rate Senior Notes due 2009
($750,000,000 aggregate principal amount issued June 16, 2006)

Unregistered 5.75% Senior Notes due 2011
($1,500,000,000 aggregate principal amount issued April 12, 2006)

Unregistered 6.25% Senior Notes due 2016
($1,500,000,000 aggregate principal amount issued April 12, 2006)

Unregistered 6.875% Senior Debentures due 2036
($1,750,000,000 aggregate principal amount issued April 12, 2006)

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus dated         , 2006 (the ‘‘Prospectus’’) of Viacom Inc. and the related Letter of Transmittal, that together constitute the offer of Viacom (the ‘‘Exchange Offer’’) to exchange up to $750,000,000 aggregate principal amount of floating rate senior notes due 2009, $1,500,000,000 aggregate principal amount of 5.75% senior notes due 2011, $1,500,000,000 aggregate principal amount of 6.25% senior notes due 2016 and $1,750,000,000 aggregate principal amount of 6.875% senior debentures due 2036, which have been registered under the Securities Act of 1933, as amended (the ‘‘Securities Act’’) (collectively, the ‘‘exchange senior notes and debentures’’), for the outstanding unregistered $750,000,000 aggregate principal amount of floating rate senior notes due 2009, $1,500,000,000 aggregate principal amount of 5.75% senior notes due 2011, $1,500,000,000 aggregate principal amount of 6.25% senior notes due 2016 and $1,750,000,000 aggregate principal amount of 6.875% senior debentures due 2036 (collectively, the ‘‘unregistered senior notes and debentures’’), respectively. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the unregistered senior notes and debentures held by you for the account of the undersigned.

The aggregate face amount of the unregistered senior notes and debentures held by you for the account of the undersigned is (fill in amount):

$ of Floating Rate Senior Notes due 2009.

$ of 5.75% Senior Notes due 2011.

$ of 6.25% Senior Notes due 2016.

$ of 6.875% Senior Debentures due 2036.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

    To TENDER the following unregistered senior notes and debentures held by you for the account of the undersigned (insert principal amount of unregistered senior notes and debentures to be tendered (if any)):

$ of Floating Rate Senior Notes due 2009.

$ of 5.75% Senior Notes due 2011.

$ of 6.25% Senior Notes due 2016.

$ of 6.875% Senior Debentures due 2036.

    NOT to TENDER any unregistered senior notes and debentures held by you for the account of the undersigned.

If the undersigned instructs you to tender unregistered senior notes and debentures held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the exchange senior notes and debentures acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving the exchange senior notes and debentures, whether or not the person is the undersigned;

•	neither the undersigned nor any other recipient of the exchange senior notes and debentures (if different than the undersigned) is engaged in, intends to engage in, or has any arrangement or understanding with any person to participate in, the distribution of the unregistered senior notes and debentures or exchange senior notes and debentures;

•	neither the undersigned nor any other recipient is an ‘‘affiliate’’ of Viacom within the meaning of Rule 405 promulgated under the Securities Act or, if the undersigned or such recipient is an affiliate, that the undersigned or such recipient will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if the undersigned is a broker-dealer, it has not entered into any arrangement or understanding with Viacom or any ‘‘affiliate’’ of Viacom within the meaning of Rule 405 promulgated under the Securities Act to distribute the exchange senior notes and debentures;

•	if the undersigned is a broker-dealer, the undersigned further represents and warrants that if the undersigned broker-dealer will receive exchange senior notes and debentures for its own account in exchange for unregistered senior notes and debentures that were acquired as a result of market-making activities or other trading activities, the undersigned will deliver a prospectus meeting the requirements of the Securities Act (for which purposes, the delivery of the Prospectus, as the same may be hereafter supplemented or amended, shall be sufficient) in connection with any resale of exchange senior notes and debentures received in the Exchange Offer; and

•	the undersigned is not acting on behalf of any person or entity that could not truthfully make these representations.

By acknowledging that you will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange senior notes and debentures, you will not be deemed to admit that you are an ‘‘underwriter’’ within the meaning of the Securities Act.

SIGN HERE

Name of beneficial owner(s) (please print): ______________________________________

Signature(s): ______________________________________________________________

Address:  ________________________________________________________________

Telephone Number:  ________________________________________________________

Taxpayer Identification or Social Security Number:  ______________________________

Date:  ____________________________________________________________________